Exhibit 99.1

Notice of Blackout Period

Under The MasTec, Inc. 401(k) Retirement Plan

To:	All Directors and Section 16 Officers of MasTec, Inc.

From:	Sandy Orr

Date:	August 26, 2025

Subject:	Notice of Blackout Trading Restriction Period (the “BTR Blackout Period”)

Class of Securities Subject to the BTR Blackout Period

This notice (“Notice”) is to inform you of significant restrictions on your ability to transact in the common stock of MasTec, Inc. (the “Company”), $0.10 par value (together with any derivative security thereof, “MasTec Stock”), during an upcoming BTR Blackout Period. The additional restrictions during this period are imposed on the Company’s directors and officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, by Section 306(a) of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission (“SEC”) Regulation Blackout Trading Restriction (“BTR”). The BTR Blackout Period is in addition to the quarterly blackout period applicable under the Company’s Policy Regarding Insider Trading and any event-specific blackout period imposed thereunder.

Reasons for BTR Blackout Period and Plan Transactions to be Suspended

The recordkeeping services under the MasTec, Inc. 401(k) Retirement Plan (the “Plan”) will be changing from Bank of America/Merrill Lynch to Schwab Retirement Plan Services, Inc., effective October 1, 2025. The BTR Blackout Period is necessary to administratively transfer the individual accounts under the Plan, including those accounts with MasTec Stock, onto the new recordkeeping platform. As a result of this change, Plan participants and beneficiaries will temporarily be unable to do the following transactions under the Plan:

(i)	purchase, sell, or otherwise acquire or transfer funds into or out of any of the investment alternatives, including MasTec Stock;

(ii)	change existing investment elections and contribution rates;

(iii)	receive distributions or withdrawals;

(iv)	receive loans;

(v)	make rollover contributions; or

(vi)	make loan repayments by check.

Plan participants and beneficiaries have received a separate notice informing them of the blackout period in accordance with applicable law. The period of restriction applicable to Plan participants and beneficiaries matches the time frame in the BTR Blackout Period referenced below.

Length of the BTR Blackout Period

The BTR Blackout Period is expected to begin at 4:00 p.m. ET on September 22, 2025, and end during the week of October 19, 2025. If there is a change to the beginning date or the length of the BTR Blackout Period, the Company will provide you with notice of such adjustment as soon as reasonably practicable. You may obtain, without charge, the actual beginning and ending dates of the BTR Blackout Period (during the blackout period and for a period of two years after the ending date of the blackout period) and answers to other inquiries about the BTR Blackout Period, by contacting Sandy Orr, 800 S Douglas Road 11th Floor, Coral Gables, FL 33134, or by calling (305) 406-1968.

Restrictions on Directors and Section 16 Officers During the BTR Blackout Period

Because participants and beneficiaries in the Plan will be unable to direct or diversify assets, including MasTec Stock, during the BTR Blackout Period, the Company’s directors and Section 16 officers will be subject to the trading restrictions imposed under Section 306(a) of the Sarbanes-Oxley Act of 2002 for the duration of the BTR Blackout Period.

In accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and SEC Regulation BTR, the Company’s directors and Section 16 officers are prohibited during the BTR Blackout Period from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any MasTec Stock acquired in connection with his or her service or employment as a director or Section 16 officer.

If you engage in a transaction that violates these laws and regulations, you may be required to disgorge your profits from the transaction, and you may be subject to sanctions. Because of the complexity of the regulations and the severity of the penalties and other remedies, please contact me before engaging in any transaction involving MasTec Stock during the BTR Blackout Period.

Thank you.